Exhibit 99.1

Recro Reports Financial Results for the Year Ended 2019

Recro Completes Separation of Baudax Bio and Is Now a Pure Play CDMO Business

Company Sets Annual Revenue Record; 2019 Revenues of $99.2 Million

Company to Host Conference Call Today at 8:00 AM ET

MALVERN, Pa., March 4, 2020 (GLOBE NEWSWIRE) – Recro Pharma, Inc. (Nasdaq:REPH), a high-performing, revenue generating contract development and manufacturing organization (CDMO), today reported financial results for the year ended December 31, 2019.

“The CDMO business has continued to deliver record results in 2019, generating $99.2 million in full year revenues, a 28% increase over the comparable twelve-month period in 2018,” said Gerri Henwood, President and Chief Executive Officer of Recro. “Looking ahead to 2020, we look forward to continuing to meet the needs of our commercial customers as well as filling our development pipeline to diversify our portfolio.”

Recent Highlights

•

Completed Separation of Baudax Bio, Becoming a Pure Play CDMO. Proactively executing on its strategy to drive growth and build on the strength and commercial success of its CDMO business, Recro completed the spin out of its Acute Care business, Baudax Bio, in November 2019. The board of directors approved the separation of Baudax Bio and Recro and declared a special dividend distribution of one share of Baudax Bio common stock for every two and one half shares of Recro common stock held. Baudax Bio common stock began trading in November 2019 under the symbol “BXRX” on the Nasdaq Capital Market.

•

2019 Set an Annual Revenue Record. Recro continued its strong performance, generating revenues of $99.2 million. For the full year 2019, operating income from continuing operations, operating income, as adjusted*, and EBITDA, as adjusted* were $23.6 million, $32.3 million and $49.0 million, respectively.

Year End 2019 Financial Results

As of December 31, 2019, Recro had cash and cash equivalents of approximately $19.1 million.

Because the Acute Care business is presented as a discontinued operation as of December 31, 2019, the Acute Care businesses’ results are excluded from the Company’s continuing operations for all periods presented.

Revenues were $99.2 million and $77.3 million for the years ended December 31, 2019 and 2018, respectively. The increase of $21.9 million in 2019 revenue versus 2018 revenue was due to increased royalties recognized from one of the Company’s commercial partners and an increase in product sales to various commercial partners.

Cost of sales were $51.0 million and $43.2 million for the years ended December 31, 2019 and 2018, respectively, which increased primarily due to product mix and expanded service and development capabilities as well as growth in manufacturing demand.

There were no research and development expenses in the year ended December 31, 2019. Research and development expenses were $4.4 million for the year ended December 31, 2018. The decrease of $4.4 million in 2019 primarily resulted from the inclusion of such costs in cost of sales in 2019 rather than research and development due to the change of focus of the personnel to revenue generating activities.

Selling, general and administrative expenses were $19.9 million and $14.4 million for the years ended December 31, 2019 and 2018, respectively. The increase of $5.5 million was primarily due to higher public company costs, including corporate initiatives, which increased by $4.1 million to $16.3 million for the year ended December 31, 2019 compared to $12.2 million for the year ended December 31, 2018. The remaining $1.4 million increase was driven by higher business development costs, as the Company expanded its sales team in various geographies in anticipation of business growth from new formulation and development capabilities.

Amortization of intangible assets expense was $2.6 million for each of the years ended December 31, 2019 and 2018, respectively and relates to the amortization of Recro’s royalties and contract manufacturing relationships intangible asset over its estimated useful life.

Interest expense, net, was $19.0 million and $8.1 million during the years ended December 31, 2019 and 2018, respectively. The increase in interest expense, net, was due to the higher principal balance on the Company’s Athyrium senior secured term loan and amortization of the related financing costs.

The Company records a full valuation allowance against its deferred tax assets therefore, there was no income tax benefit for the year ended December 31, 2019. Income tax expense for the year ended December 31, 2018 was $17.4 million primarily due to recording of a one-time, non-cash income tax valuation allowance against its domestic deferred tax assets.

For the year ended December 31, 2019, Recro reported net income from continuing operations of $4.6 million, or $0.20 net income per diluted share and net loss of $13.1 million, or $0.64 net loss per diluted share for the year ended December 31, 2018. Including the impact of discontinued operations, the Company reported a net loss of $18.6 million, or $0.79 net loss per diluted share, for the year ended December 31, 2019 compared to a net loss of $79.7 million, or $3.90 net loss per diluted share, for the comparable period in 2018.

Financial Guidance

For 2020, the Company expects revenue to be in the range of $97-$100 million, depending upon market dynamics, contracts, timing of customer order patterns, accuracy of our customer’s product market estimations, new market entrants, and success and timing related to business development activities. The Company expects its Operating Income to be in the range of $21.3-$25.3 million and Operating income, as adjusted* to be in the range of $27.3-$30.3 million. The Company also expects its EBITDA, as adjusted* to be in the range of $47-50 million.

*	Operating Income, as adjusted and EBITDA, as adjusted are non-GAAP financial measures (See reconciliation of non-GAAP financial measures in this release).

Conference Call and Webcast

Recro management will be hosting a conference call and webcast today beginning at 8:00 a.m. ET. To access the conference call, please dial (844) 243-4691 (local) or (225) 283-0379 (international) at least 10 minutes prior to the start time and refer to conference ID 4297426. A webcast will be available in the “Investors” section of the Company’s website, www.recrogainesville.com. A live audio webcast of the call will be available under “Events” in the “Investors” section of the Company’s website, https://recrogainesville.com. An archived webcast will be available on the Company’s website approximately two hours after the event and will be available for 30 days.

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles (GAAP) results, this earnings release includes Operating Income, as adjusted and EBITDA, as adjusted, non-GAAP financial measures. Management uses includes Operating Income, as adjusted and EBITDA, as adjusted in its evaluation of the Company’s liquidity and trends between fiscal periods. Management believes that this non-GAAP financial information reflects an additional way of viewing aspects of our business that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our business.

The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. Please see the section of this press release titled “Reconciliation of includes Operating Income, as adjusted and EBITDA, as adjusted” for a reconciliation of includes Operating Income, as adjusted and EBITDA, as adjusted to their most directly comparable GAAP financial measures.

About Recro

Recro is a revenue-generating contract development and manufacturing, or CDMO, business, located in Gainesville, GA. The Company leverages its formulation expertise to develop and manufacture pharmaceutical products using its proprietary delivery technologies and other manufacturing services for commercial and development-stage partners who commercialize or plan to commercialize these products. These collaborations can result in revenue streams including royalties, profit sharing, research and development and manufacturing fees, which support continued operations for the business. For more information please visit www.recrogainesville.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “may,” “upcoming,” “plan,” “target,” “intend” and “expect” and similar expressions, as they relate to Recro or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro’s performance to differ materially from those expressed in, or implied by, these forward-looking statements. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: customers’ changing inventory requirements and manufacturing plans; customers and prospective customers decisions to move forward with our manufacturing services; average profitability, or mix, of the products we manufacture; or customers facing increasing or new competition. This list of important factors is not all inclusive. Recro assumes no obligation to update any such forward-looking statements. Factors that could cause Recro’s actual performance to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation, the risks and uncertainties included in Recro’s filings with the Securities and Exchange Commission at www.sec.gov.

Contact:

Investor Relations Contact:

Argot Partners

Sam Martin / Claudia Styslinger

(212) 600-1902

sam@argotpartners.com

Claudia@argotpartners.com

Recro

Ryan D. Lake

(484) 395-2436

rlake@recropharma.com

Media Contact:

Argot Partners

David Rosen

(212) 600-1902

David.rosen@argotpartners.com

RECRO PHARMA, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

(amounts in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
	2019	2018
Revenue	$99,219	$77,347
Operating expenses:
Cost of sales (excluding amortization of intangible assets)	50,981	43,160
Research and development	—	4,402
Selling, general and administrative	19,909	14,437
Amortization of intangible assets	2,583	2,583
Change in warrant valuation	2,116	284

Total operating expenses	75,589	64,866

Operating income from continuing operations	23,630	12,481
Other income (expense):
Interest income	801	643
Interest expense	(19,806)	(8,756)

Net income from continuing operations before income taxes	4,625	4,368
Income tax expense	—	(17,436)

Net income (loss) from continuing operations	4,625	(13,068)
Loss on discontinued operations	(23,255)	(66,655)

Net loss	$(18,630)	$(79,723)

Per share information:
Net income (loss) from continuing operations per share of common stock, basic	$0.21	$(0.64)
Net income (loss) on discontinued operations per share of common stock, basic	(1.04)	(3.26)

Net loss per share of common stock, basic	$(0.83)	$(3.90)

Net income (loss) from continuing operations per share of common stock, diluted	$0.20	$(0.64)
Net income (loss) on discontinued operations per share of common stock, diluted	(0.99)	(3.26)

Net loss per share of common stock, diluted	$(0.79)	$(3.90)

Weighted average common shares outstanding, basic	22,414,194	20,465,106

Weighted average common shares outstanding, diluted	23,608,862	20,465,106

Other comprehensive loss:
Net loss	$(18,630)	$(79,723)
Unrealized gain on available-for-sale securities	—	1

Comprehensive loss	$(18,630)	$(79,722)

RECRO PHARMA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$19,148	$38,514
Accounts receivable	14,389	12,866
Contract Asset	8,851	5,201
Inventory	15,072	10,699
Prepaid expenses and other current assets	2,700	1,795
Current assets of discontinued operations	—	2,066

Total current assets	60,160	71,141
Property, plant and equipment, net	42,212	41,700
Right of use asset	485	—
Intangible assets, net	3,283	5,866
Goodwill	4,319	4,319
Non-current assets of discontinued operations	—	32,467

Total assets	$110,459	$155,493

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$989	$2,160
Accrued expenses and other current liabilities	4,176	5,597
Current operating lease liability	148	—
Current liabilities of discontinued operations	1,172	21,273

Total current liabilities	6,485	29,030
Long-term debt, net	110,319	64,243
Warrants and other long-term liabilities	—	1,131
Long-term operating lease liability	367	—
Non-current liabilities of discontinued operations	—	80,589

Total liabilities	117,171	174,993

Shareholders’ equity:
Preferred stock, $0.01 par value. Authorized, 10,000,000 shares; none issued and outstanding.	—	—
Common stock, $0.01 par value. Authorized, 50,000,000 shares; issued and outstanding, 23,312,928 shares at December 31, 2019 and 21,799,961 shares at December 31, 2018	233	218
Additional paid in-capital	199,938	168,535
Accumulated deficit	(206,883)	(188,253)
Total shareholders’ equity	(6,712)	(19,500)

Total liabilities and shareholders’ equity	$110,459	$155,493

Reconciliation of Operating income, as adjusted and EBITDA, as adjusted

To supplement our financial results determined by U.S. generally accepted accounting principles (“GAAP”), we have also disclosed in the tables below the following non-GAAP information for our business: “Operating income, as adjusted” which is Operating income from continuing operations excluding Recro corporate costs, that were not historically segregated and allocated to the CDMO segment, and the impact of ASU, No. 2014-09 as to remove the variability of timing of revenue recognized and expected cash receipt, and “EBITDA, as Adjusted” which is “Operating income, as adjusted” before interest, taxes, depreciation, amortization, warrant market-to-market expense and non-cash stock-based compensation. We believe these non-GAAP financial measures are helpful in understanding our business as it is useful to investors in allowing for greater transparency of supplemental information used by management and is consistent with our historical presentation. “EBITDA, as adjusted” is used by investors, as well as management in assessing our performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, reported GAAP results. Further, Non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

Twelve Months Ended December 31, 2019 and 2018

	Twelve Months Ended		Year over Year
(amounts in millions)	December 31, 2019	December 31, 2018	% change
Operating income from continuing operations, as reported	$23.6	$12.5	89%
exclude: Recro Cash Corporate Costs (a)	12.3	9.4
less: Revenue recognition (b)	3.6	1.4

Operating income, as adjusted	32.3	20.5	58%
Depreciation	5.8	4.8
Amortization of intangible assets	2.6	2.6
Stock-based compensation and change in warrants (c)	8.3	4.3

EBITDA, as adjusted	$49.0	$32.2	52%

Full Year Guidance

			Full Year 2020
(amounts in millions)	Full Year 2018	Full Year 2019	Estimate
Operating income from continuing operations, as reported	12.5	23.6	$21.3 - $25.3
exclude: Recro Cash Corporate Costs (a)	9.4	12.3	7.0
less: Revenue recognition (b)	1.4	3.6	1.0 - 2.0

Operating income, as adjusted	20.5	32.3	$27.3 - $30.3
Depreciation	4.8	5.8	6.6
Amortizaiton of intangible assets	2.6	2.6	2.6
Stock-based compensation and change in warrants (c)	4.3	8.3	10.5

EBITDA, as adjusted	$32.2	$49.0	$47.0 - $50.0

(a)

Recro cash corporate costs include costs associated with corporate initiatives and public company costs that were previously included in the Acute Care Segment. As a significant portion of these costs related to a more complex organization with multiple segments, these costs going forward are expected to be in the range of mid to upper single digits, excluding non-cash expenses, such as stock-based compensation, and new initiatives as they relate to our operations as a stand-alone public company.

(b)	Impact of adoption of ASU, No. 2014-09 starting January 2018.
(c)

Stock-based compensation (including corporate employees) and non-cash changes in warrant valuations. Due to the exercise of remaining liability-classified warrants in 2019, warrant valuations were only applicable for 2018 and 2019.